Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated May 20, 2003, with respect to the financial statements of the Roadway LLC 401(k) Stock Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003, in the following Registration Statement:

Registration No.	Registration Statement Description	Filing Date
333-111499	Registration Statement (Form S-8) pertaining to the Roadway LLC 401(k) Stock Savings Plan	December 23, 2003

/s/ Ernst & Young LLP

Akron, Ohio

June 21, 2004